As filed with the Securities and Exchange Commission on August __, 1996
                                                   Registration No.  333-

                   SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                                FORM S-3

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                     NATURAL MICROSYSTEMS CORPORATION
            (Exact name of Registrant as specified in its charter)

                   Delaware                                04-2814586
          (State or Other Jurisdiction                 (I.R.S.  Employer
       of Incorporation or Organization)             Identification Number)


                                 8 Erie Drive
                       Natick, Massachusetts 01760-1339
                                (508) 650-1300
  (Address and Telephone Number of Registrant's Principal Executive Offices)

                            Robert P.  Schechter
                     President and Chief Executive Officer
                       Natural MicroSystems Corporation
                                 8 Erie Drive
                       Natick, Massachusetts  01760-1339
                                (508) 650-1300
           (Name, Address and Telephone Number of Agent for Service)

                                   Copy to:
                            Richard N. Hoehn, Esq.
                            Choate, Hall & Stewart
                                Exchange Place
                                53 State Street
                         Boston, Massachusetts   02109

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier
effective registration statement for the same offering. [  ]   __________

         If this Form is a post-effective amendment filed pursuant to a Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         If any class of securities is to be concurrently registered on this Form pursuant to Section 12(b) of the Securities Exchange Act of 1934 pursuant to General Instruction V, please check the following box. [ ]

         C A L C U L A T I O N   O F   R E G I S T R A T I O N   F E E

                                      Proposed         Proposed
                                      Maximum          Maximum
Title of each                         Offering         Aggregate   Amount of
Class of Securities   Amount to be    Price            Offering    Registration
To be Registered      Registered (1)  Per Share (2)    Price (2)   Fee
- -------------------   --------------  -------------    ---------   ------------

Common Stock,         22,801
$.01 par value        shares          $39.00           $889,239    $306.64

(1) Plus such additional number of shares as may be required in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on August 23, 1996 as reported on the Nasdaq National Market.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.



























                    SUBJECT TO COMPLETION, September __, 1996

                               22,801 SHARES

                       Natural MicroSystems Corporation

                                COMMON STOCK

      The Prospectus relates to the resale of up to 22,801 shares (the "Shares") of Common Stock, $.01 par value per share, of Natural MicroSystems Corporation (the "Company") held by certain stockholders of the Company (the "Selling Stockholders").
                          _________________________

      THE COMMON STOCK OFFERED HEREBY INVOLVES  A HIGH DEGREE OF RISK.   FOR A
DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH THE PURCHASE OF THESE SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE 5.
                          _________________________

      The Selling Stockholders and their agents, donees, distributees, pledgees and other successors in interest may offer and sell the Shares from time to time in one or more transactions on The Nasdaq Stock Market, or otherwise, at market prices then prevailing or in negotiated transactions. The Shares may also be sold pursuant to option, hedging or other transactions with broker-dealers. The Shares may also be offered in one or more underwritten offerings. The underwriters in an underwritten offering, if any, and the terms and conditions of any such offering will be described in a supplement to this Prospectus. See "Selling Stockholders" and "Plan of Distribution."

      The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. See "Use of Proceeds".

      The Common Stock of the Company is traded on the National Market of The Nasdaq Stock Market (the "Nasdaq National Market") under the symbol "NMSS". On September ___, 1996, the last reported sale price of Common Stock on the Nasdaq National Market was $______ per share.
                          _________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION  NOR  HAS
    THE  SECURITIES  AND  EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION  PASSED  UPON THE  ACCURACY  OR ADEQUACY OF
                   THIS PROSPECTUS.  ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.
                             ___________________

             The date of this Prospectus is September __, 1996.




                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and at Northwestern Atrium Center, 500 West
Madison  Street,  Suite  1400,  Chicago, Illinois    60661.    Copies of  such
materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is traded on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company also may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

      The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules filed therewith. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to such Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Commission (File No. 0-14805) are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (2) the Company's interim reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996; (3) the Company's current report on Form 8-K filed with the Commission on June 28, 1966, as amended by Form 8-K/A filed by the Company with the Commission on August 12, 1996; and (4) the description of the Company's Common Stock incorporated by reference in the Company's registration statement on Form 8-A (SEC File No. 0-23282) filed with the Commission on January 25, 1994 from the registration statement on Form S-1 (SEC File No. 33-72596) filed with the Commission on December 6, 1993.

      In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered, upon a written request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to the Chief Financial Officer of the Company, 8 Erie Drive, Natick, Massachusetts 01760-1339, Telephone: (508) 650-1300.

                                  THE COMPANY

      The Company designs, manufactures and markets integrated hardware and software products which enable its customers to develop and implement computer telephony applications and telecommunications systems based on open, standards-based, client-server architectures. The principal functions provided by the Company's products include connection to and monitoring of public switched telephone networks (PSTN), call switching, call control, recognition and generation of TouchTone signals, digital recording and playback of transmissions, and integration of mixed media resources (facsimile, speech recognition and text-to-speech) and computer-based information. The Company's products are used in applications and systems in areas such as voice messaging, automated attendant, interactive voice response
(IVR), specialized switching, call centers and computer telephony integration, call and data recording, voice-facsimile, wireless infrastructure, and data integration on local- and wide-area networks (LANs and WANs). Among examples of these applications are telephone banking, medical alert and prescription services, transaction card authorization, telemarketing, school bulletin boards, cellular and other wireless switching services, security monitoring, and automated operator services.

      The Company believes it has been and continues to be a technology leader in computer telephony. It pioneered the use of digital signal processing chips (DSPs) for PC-based computer telephony applications in the early 1980s. In 1993, based on its long experience in using DSPs in combination with its own proprietary algorithms, the Company introduced the Alliance Generation
(AG) product line, which the Company believes is the most powerful, fully-featured, PC-based enabling technology currently available. The AG product line is fully compatible with Multi-Vendor Integration Protocol
(MVIP), a widely-adopted standard for interoperability and switching among computer telephony resources, which was introduced by the Company in 1990 with the support of other industry participants. The Company's Telephony

Services Architecture (TSA) provides a framework in which cost-effective computer telephony and telecommunications products can form the basis for high value applications and systems. TSA is designed to be open, standards-based, layered, operating system-independent, modular and scaleable. The Company's strategy is to expand its business by concentrating its product development and marketing efforts in market segments worldwide which are characterized by high value applications and systems. The Company offers a broad range of enabling technology products for both the traditional computer telephony markets and the emerging markets in wireless infrastructure, data communications and mixed media. Rather than attempting to develop all such enabling technologies with its own resources, the Company designs its products based on interoperability with standards and, in addition, enters into development, supply and licensing arrangements with companies which have developed complementary technologies. In November 1995, the Company substantially increased its international presence through its acquisition of VOX S.A. (VOX), one of two significant European-based suppliers of computer telephony enabling technology products. In June 1996, the Company acquired Tek-Nique, Inc. and PSR Systems, Inc., affiliated
Illinois corporations (together "TEKnique") which develop and distribute integrated hardware and software products for the Intelligent Network (IN) and data communications markets.

      The Company pursues a leveraged distribution model whereby its customers
- --  original equipment  manufacturers  (OEMs), value  added resellers  (VARs),
systems     integrators,   telephony  service  providers,   and  international
distributors -- incorporate the Company's enabling technology into the products and services they deliver to end-users. Representative customers of
the  Company, and  the   types of  applications and  systems they  develop and
implement using  the  Company's enabling technology products, include: Alcatel
Business  Systems,     Centigram  Communications   Corporation  and   Wildfire
Communications,  Inc.   (voice   messaging);  Edify Corporation  (IVR); Aspect
Telecommunications Corporation    (call  centers);  France  Telecom  (enhanced
network services);  Allen Telecom   Group, Inc.  and  BellSouth Wireless, Inc.
(wireless  infrastructure);  Magnasync   Corporation  (specialized switching);
Kreutler GbmH (call and data recording);  Netcentric Corporation (LAN/WAN data
integration);  and  Cap  Sesa  Telecom  and    Nippon  Telephone  &  Telegraph
International (systems integrators/distributors). The Company's products have been incorporated into more than 425 products sold by more than 280 customers.

      The Company's principal executive offices are located at 8 Erie Drive, Natick, Massachusetts 01760-1339, and its telephone number is (508) 650-1300. The Company was incorporated in Delaware in 1983.
                           ________________________

            AG, Alliance Generation , NaturalAccess, Open Telecommunications, Telephony Services Architecture and TSA are trademarks, and Natural MicroSystems, VOX and TEKnique are trade names, of the Company used in this Prospectus. Multi-Vendor Integration Protocol and MVIP are trademarks of GO-MVIP, Inc. This Prospectus also includes references to trademarks and trade names of companies other than the Company.

                                 RISK FACTORS

      In addition to the other information contained in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Common Stock offered by this Prospectus. In particular, potential investors are advised that statements contained herein or incorporated by reference into this Prospectus expressing the beliefs and expectations of management regarding the Company's future results or performance are forward looking statements based on current expectations that involve a number of risks and uncertainties. The following factors describe certain market risks associated with an investment in the Common Stock and various of the risks and uncertainties which could cause actual results to differ materially from management expectations.

      Variations in Operating Results. The Company's results of operations have varied from quarter to quarter and, in recent quarters, approximately half of the revenues have been received in the final month. These variations result from a number of factors, including timing of customer orders, adjustments of delivery schedules to accommodate customer or regulatory requirements, availability of components from suppliers, timing and level of international sales, mix of products sold, and timing and level of expenditures for sales, marketing and new product development. The Company has historically operated with little backlog and substantially all of its revenues in each quarter have resulted from orders received in that quarter. If short-term demand for the Company's products declines, or if the Company is unable to secure adequate materials from its suppliers, the Company's results of operations for that quarter would be adversely affected. No assurance can be given that these quarterly variations will not occur in the future and, accordingly, the results of any one quarter may not be indicative of the operating results for future quarters.

      Competition. The market for products of the type supplied by the Company is highly competitive. The Company has numerous competitors whose products compete with one or more of the Company's products. The products of one competitor, Dialogic Corporation, which is significantly larger than the Company and has significantly greater resources available to it, compete directly against the Company's full range of products. As the Company enters new markets, it expects to encounter competition from additional competitors, some of whom may have greater resources than the Company. In addition, certain large applications and systems developers use their own proprietary computer telephony enabling components as an alternative to purchasing commercially available products such as those sold by the Company.

      Market Acceptance of Products; Technological Changes. The market for the Company's products is characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. The Company's near term success and future growth is substantially dependent upon continuing market acceptance of its products. The Company's future success will in large part depend on its continued ability to enhance its existing products and to develop new products to meet changing customer requirements and emerging industry standards. There can be no assurance that the Company will successfully develop new products and enhancements, including its
NaturalAccess software line, on a timely basis or that such products and enhancements will achieve market acceptance. Any delay in the development of these products and enhancements or their failure to achieve market acceptance would adversely affect the Company's business. In addition, there can be no assurance that products or technologies developed by others will not render the Company's products or technologies noncompetitive or obsolete. One computer telephony industry standard which has emerged over the last several years is Multi-Vendor Integration Protocol (MVIP), an architecture for interoperability and switching, of which the Company was the primary developer. Although a substantial number of products are based on MVIP, a competing architecture for interoperability, Dialogic Corporation's Signal Computing System Architecture (SCSA), has been introduced and others may emerge. There can be no assurance that SCSA or another architecture will not supersede MVIP, which could adversely affect the Company's business.

      Integration of VOX and TEKnique Operations. The successful integration of the operations of VOX, which was acquired in November 1995, and of TEKnique, which was acquired in June 1966, with those of the Company will require, among other things, the coordination of the product offerings of the Company with those of VOX and TEKnique, and related sales, marketing, development and administrative activities. There can be no assurance that the Company will not encounter unexpected difficulties in such integrations or that the expected benefits will be realized. Any unexpected delays or costs incurred in such integrations could have a material adverse effect upon the Company.

      Limited Protection of Proprietary Technology. The Company's success is dependent upon proprietary technology. The Company currently has no patents and protects its technology primarily through copyrights and trade secrets. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent the misappropriation of its technology or the independent development by others of similar technology. Although the Company believes that its products and technology do not infringe on any existing proprietary rights of others, there can be no assurance that third parties will not assert infringement claims. If infringement is alleged, there can be no assurance that the Company would prevail or that any necessary licenses would be available on acceptable terms, if at all. In any event, patent and other intellectual property litigation can be extremely protracted and expensive.

      Dependence on Market Success of Third Parties; Significant Customer. The Company's customers are primarily original equipment manufacturers (OEMs), value added resellers (VARs), systems integrators, telephony service providers, and international distributors. The Company's revenues are dependent  upon  the ability  of its  customers to  develop and  sell computer telephony applications and systems to end-users. Factors affecting the ability of the Company's customers to develop and sell their products include competition, regulatory restrictions, patent and other intellectual property issues, and overall economic conditions. One of the Company's customers accounted for 13.1%, 13.3% and 11.9% of the Company's revenues in 1993, 1994 and 1995, respectively. There can be no assurance that this customer will continue to purchase similar volumes of the Company's products.

      Dependence on Outside Suppliers and Contract Assembly Manufacturers. The Company relies on various suppliers of components for its products. Many of these components are standard and generally available from multiple sources. However, certain custom integrated circuits and other devices which are components of one or more of the Company's products are acquired by the Company from single source suppliers. Although the Company believes it could develop other sources for each of these custom devices, the process could take several months, and the inability or refusal of any such source to continue to supply devices could have a material adverse effect on the Company pending the development of an alternative source. The Company also currently relies on a single contract manufacturer to assemble printed circuit boards for each of its North American and European operations. Although a number of such contract manufacturers exist, the interruption or termination of the Company's current manufacturing relationships could have a short-term adverse effect on the Company's business.

      Risks Associated with International Operations. The Company's sales to customers outside North America accounted for 43.2% of the Company's revenues in 1995. In addition, the Company believes that a material portion of its domestic sales ultimately result in the use of the Company's products outside North America. Accordingly, a significant portion of the Company's revenues are subject to the risks associated with international sales. Subsequent to the Company's acquisition of VOX in November 1995, the Company has had significant assets denominated in French currency and has denominated a significant portion of its sales in foreign currencies. Further, customers generally evaluate the purchase of products of the Company based on the purchase price expressed in the customer's currency. Therefore, changes in foreign currency exchange rates may adversely affect the sale of the Company's products. The Company does not currently engage in currency hedging transactions to offset the risks associated with variations in currency exchange rates. In addition, international markets have different regulatory environments than those of the United States, and the Company is required to obtain approval for its products prior to their use in other countries. There can be no assurance that changes will not occur in such regulations or that, if such changes occur, the Company will be able to continue to sell its products into the affected markets. In addition, the Company's international business may be adversely affected by risks such as political instability, trade and tariff regulations, difficulty in obtaining export licenses, difficulties or delays in collecting accounts receivable, and difficulties in staffing and managing international operations.

      Possible Volatility of Stock Price. Factors such as announcements of technological innovations or new products by the Company, its competitors and other third parties, as well as quarterly variations in the Company's results of operations and market conditions in the industry, may cause the market price of the Common Stock to fluctuate significantly. In addition, the stock market in general has recently experienced extreme price and volume fluctuations, which have particularly affected the market prices of many high technology companies and which have often been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Common Stock.

      Dependence on Key Personnel. The Company is highly dependent on certain key executive officers and technical employees, the loss of any of whom could have an adverse impact on the future operations of the Company. In addition, the Company may need to hire additional skilled personnel to support the continued growth of its business and the market for skilled personnel, especially those with the technical abilities required by the Company, is currently very competitive. There can be no assurance that the Company will be able to retain its existing personnel or attract additional qualified employees.

      Certain Charter Provisions with Anti-Takeover and Other Effects. The Company's Board of Directors has the power to issue shares of Common Stock and Preferred Stock which, if issued, could dilute and adversely affect various rights of the holders of Common Stock and, in addition, could be used to discourage an unsolicited attempt to acquire control of the Company. The Company's Certificate of Incorporation also provides for a classified board of directors and contains other provisions which may also discourage an unsolicited takeover attempt. These provisions could limit the price that investors might be willing to pay in the future for shares of Common Stock and could make it more difficult for stockholders of the Company to effect certain corporate actions.

                                USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

                             SELLING STOCKHOLDERS

      Set forth below, with respect to each Selling Stockholder, is the number of shares of Common Stock beneficially owned as of August 22, 1996, the number of Shares offered pursuant to this Prospectus and the number of shares to be owned after completion of the offering (assuming the sale of all the Shares offered hereunder).



                                                Number of
                                                Shares to be  Number of Shares
                              Total Number of   Offered or    to be Owned After
 Name                         Shares Owned      Sold (1)      the Offering  (1)
 ----                         ---------------   ------------  -----------------

 Herbert L.  Pavey . . . .        18,678           9,339           9,339
 Julius M.  Rothschild . .        18,678           9,339           9,339
 John C.  Alexander  . . .         2,281           2,281               0
 Adam J.  Machalek . . . .           365             365               0
 Jeffrey M.  DeMent  . . .           365             365               0
 Joseph A.  Lee  . . . . .           290             290               0
 Jeffrey M.  Putnam  . . .           290             290               0
 Jeffrey T.  Rego  . . . .           290             290               0
 Stephen F. Witt . . . . .           124             124               0
 Tedd R.  Pierce . . . . .            41              41               0
 Celeste M.  Baril . . . .            25              25               0
 Michael A.  Firman  . . .            25              25               0
 Mark D. Davis . . . . . .            18              18               0
 Mary V. Hubner  . . . . .             9               9               0

        (1) Such Shares were issued by the Company to such Selling Stockholders in exchange for their shares of the common stock of Tek-Nique, Inc., an Illinois corporation ("Tek-Nique"), on June 14, 1996 in connection with the merger of a wholly-owned subsidiary of the Company with and into Tek-Nique. Tek-Nique and PSR Systems, Inc., which are each currently wholly-owned subsidiaries of the Company and which operate a single business known as TEKnique, were, prior to their acquisition by the Company, under common ownership by the Selling Stockholders, each of whom continues to be employed by TEKnique.


                             PLAN OF DISTRIBUTION

      The Selling Stockholders and their agents, donees, distributees, pledgees and other successors in interest may, from time to time, offer for sale and sell or distribute the Shares to be offered by them hereby (a) in transactions executed on the Nasdaq National Market, or any securities exchange on which the shares may be traded, through registered broker-dealers (who may act as principals, pledgees or agents) pursuant to unsolicited orders or offers to buy, (b) in negotiated transactions, or (c) through other means. The Shares may be sold from time to time in one or more transactions at market prices prevailing at the time of sale or a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Stockholders or by agreement between the Selling Stockholders and their underwriters, dealers, brokers or agents. The Shares may also be offered in one or more underwritten offerings. The underwriters in an underwritten offering, if any, and the terms and conditions of any such offering will be described in a supplement to this Prospectus.

      In connection with distribution of the Shares, the Selling Stockholders may enter into hedging or other option transactions with broker-dealers in connection with which, among other things, such broker-dealers may engage in short sales of the Shares pursuant to this Prospectus in the course of hedging the positions they may assume with one or more of the Selling Stockholders. The Selling Stockholders may also sell Shares short pursuant to this Prospectus and deliver the Shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which may result in the delivery of Shares to such broker-dealers who may sell such Shares pursuant to this Prospectus. The Selling Stockholders may also pledge the Shares to a broker-dealer and upon default the broker-dealer may effect the sales of the pledged Shares pursuant to this Prospectus.

      The distribution of the Shares by the Selling Stockholders is not subject to any underwriting agreement. Any underwriters, dealers, brokers or agents participating in the distribution of the Shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Stockholders and/or purchasers of Shares, for whom they may act. Such discounts, concessions, commissions or fees will not exceed those customary for the type of transactions involved. In addition, the Selling Stockholders and any such underwriters, dealers, brokers or agents that participate in the distribution of Shares may be deemed to be underwriters under the Securities Act, and any profits on the sale of Shares by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or agent in connection with the sale of the Shares will be selected by the Selling Stockholders and may have other business relationships with the Company and its subsidiaries or affiliates in the ordinary course of business. Alex. Brown & Sons Incorporated, which acts as a market maker with respect to the Common Stock, has agreed to act as a principal in purchasing some or all of the Shares from the Selling Stockholders and may thereafter resell such Shares from time to time in or through one or more transactions or distributions on the Nasdaq National Market, through other registered brokers or dealers pursuant to unsolicited orders or offers to buy, in independent negotiated transactions, or otherwise.

      The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered by the Selling Stockholders hereby will be the purchase price of such Shares less any broker s commissions.

      In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdiction only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration of qualification requirement is available and is complied with.

     The Selling Stockholders and any broker-dealer, agent or underwriter that participates with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares offered hereby may not simultaneously engage in market making activities with respect to the Shares for a period of two business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-2, 10b-5, 10b-6 and 10b-7, which provisions may limit the timing of sales of the Shares by the Selling Stockholders.

      There is no assurance that the Selling Stockholders will sell any or all of the Shares described herein and may transfer, devise or gift such securities by other means not described herein. The Company is permitted to suspend the use of this Prospectus in connection with sales of the Shares by holders during certain periods of time under certain circumstances relating to pending corporate developments and public filings with the Commission and similar events. Expenses of preparing and filing the registration statement and any and all amendments thereto will be borne by the Company.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

      The legality of the Common Stock offered hereby is being passed upon for the Company by Choate, Hall & Stewart (a partnership including professional corporations), Boston, Massachusetts. Richard N. Hoehn, a partner of Choate, Hall & Stewart, is the Secretary of the Company.

                  No  dealer,  salesman   or  any
            other  person has  been authorized to
            give any  information or to make  any
            representations   not  contained   in
            this  Prospectus,  and,  if given  or
            made,     such     information     or
            representations  must not  be  relied
            upon  as  having  been authorized  by
            the    Company   or    any   of   the
            Underwriters.   This Prospectus  does
            not   constitute  an   offer  of  any
            securities other than those to  which
            it relates or an offer to  sell, or a
            solicitation of an offer  to buy,  to
            any person in any jurisdiction  where
            such  an offer  or solicitation would
            be  unlawful.   Neither  the delivery
            of  this  Prospectus  nor  any   sale
            hereunder     shall,    under     any
            circumstances,       create       any
            implication   that  the   information
            contained  herein  is  correct as  of
            any  time  subsequent  to  the   date
            hereof.


                           22,801 Shares

                              NATURAL
                            MICROSYSTEMS
                            CORPORATION

                            Common Stock

                             PROSPECTUS


                         September ___, 1996


                      TABLE OF CONTENTS
                                             Page

            Available Information . . . . . .   2
            Incorporation  of  Certain
            Documents by Reference  . . . . .   2
            The Company . . . . . . . . . . .   3
            Risk Factors  . . . . . . . . . .   5
            Use of Proceeds . . . . . . . . .   8
            Selling Stockholders  . . . . . .   9
            Plan of Distribution  . . . . . .   9
            Interests of Named Experts
             and Counsel  . . . . . . . . . .  11







                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

      The following table sets forth the costs and expenses payable by the registrant in connection with the distribution of the securities being registered hereunder. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

                   Securities and Exchange Commission
                        Registration  Fee  . . . . . . . . . . . .  $  306.64
                   Legal Fees and Expenses . . . . . . . . . . . .  $5,000.00
                   Accountants' Fees and Expenses  . . . . . . . .  $1,000.00
                                                                    ---------
                         Total . . . . . . . . . . . . . . . . . .  $6,306.64




Item 15.  Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and for amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Article Tenth of the Company's Fourth Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth further provides that a director's personal liability shall be eliminated or limited in the future to the fullest extent permitted from time to time by the Delaware General Corporation Law.

      Article Eleventh of the Company's Fourth Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted from time to time under the Delaware General Corporation Law, indemnify each of its directors and officers against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in respect of any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services to the Company, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.


Item 16.  Exhibits

       *2.1  Articles  Fourth,  Seventh,   Twelfth  and   Thirteenth  of   the
             Registrant's Fourth Restated Certificate of Incorporation.
       *3.1  Articles II,  III,  IV,  V,  VII,  VIII,   XII  and  XXV  of  the
             Registrant's By-Laws.
        4.1 Investment and Registration Rights Agreement dated as of June 14, 1996.
        5.1 Opinion of Choate, Hall & Stewart as to validity of shares being registered and Consent.
       23.1  Consent of KPMG Peat Marwick LLP.
       23.2  Consent of Choate, Hall & Stewart (included in Exhibit 5.1).
       25.1  Power of Attorney (part of Signature Page).
_________________________

* Filed as an exhibit to the registrant's Registration Statement on Form S-1 (No. 33-27596)


Item 17.  Undertakings

   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with any of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Natick, The Commonwealth of Massachusetts on August 23, 1996.


                              Natural MicroSystems Corporation
                              (Issuer and Employer)

                              By: /s/ Robert P. Schechter
                              Robert P. Schechter, President
                              and Chief Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert P. Schechter, John F. Kennedy and Richard N. Hoehn, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

   Pursuant   to  the  requirements  of  the  Securities  Act  of  1933,  this registration statement has been signed below on the dates indicated by the following persons in the capacities indicated.

Name                               Capacity                            Date


/s/ Robert P. Schechter            President, Chief Executive          8/23/96
Robert P. Schechter                Officer and Director
                                   (Principal Executive Officer)

/s/ John F. Kennedy                Chief Financial Officer             8/23/96
John F. Kennedy                    (Principal Financial Officer)

/s/ David C. Flynn                 Controller                          8/23/96
David C. Flynn                     (Principal Accounting Officer)

/s/ Charles T. Foskett             Director                            8/23/96
Charles T. Foskett

/s/ David F. Millet                Director                            8/19/96
David F. Millet

/s/ Ronald W. White                Director                            8/23/96
Ronald W. White

/s/ C. William McDaniel           Director                            8/23/96
C. William McDaniel